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REGISTERED                                            REGISTERED
NUMBER
R                                                        $
                                  [LOGO]
                                                       CUSIP

                                           SEE REVERSE FOR CERTAIN DEFINITIONS

                 ASSOCIATES CORPORATION OF NORTH AMERICA
                 7.30% Senior Note Due March 15, 1998

Associates Corporation of North America, a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay
to                 or registered assigns, the sum of $        on March 15,
1998, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from March 16, 1995, or from the most recent
Interest Payment Date to which interest has been paid or duly provided for, semi-annually, on March 15 and September 15 in each year, commencing September 15, 1995, and at Maturity, at the rate per annum specified in the title of this
Note, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities as defined in said Indenture) is registered at the close of business on the last day of February or last day of August, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Registered Holder on such last day of February or last day of August, as the case may be, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a record date not less than 10 days prior to the date fixed by the Trustee for payment of such defaulted interest, notice of which record date shall be given to Holders of Notes not less than 15 days prior to such record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as maybe required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose at the Corporate Trust Office of the Trustee, or, at the option of the Holder, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at such additional offices or agencies maintained for such purpose as the Company may from time to time designate, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that (i) payment of interest will be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if appropriate wire transfer instructions have been received in writing by the Trustee at its Corporate Trust Office or at its corporate trust facility in the Borough of Manhattan, The City of New York, not later than five Business Days prior to the record date for an applicable Interest Payment Date, by wire transfer of immediately available funds and (ii) payment of principal hereof at Maturity will be made in immediately available funds upon surrender of this Note at the Corporate Trust Office of the Trustee or at the corporate trust facility of the Trustee located in the Borough of Manhattan, The City of New York, or at such additional offices or agencies maintained for such purpose as the Company may from time to time designate.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series provided for under the within-mentioned Indenture.
NATIONSBANK OF TEXAS, N. A., as Trustee

                             By Authorized Signatory

ASSOCIATES CORPORATION OF NORTH AMERICA ATTEST: By
Secretary                                  Chairman of the Board
Facsimile Signature      Facsimile Seal    Facsimile Signature

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ASSOCIATES CORPORATION OF NORTH AMERICA
7.30% SENIOR NOTE DUE MARCH 15, 1998

This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, which series is limited in aggregate principal amount to $300,000,000, all such Securities issued and to be issued under an indenture dated as of October 15, 1994 (hereinafter called the "Indenture"), between the Company and NATIONSBANK OF TEXAS, N.A., as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a specification of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee and of the Company. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated therein as 7.30% Senior Notes due March 15, 1998 (the "Notes").

The Notes may not be redeemed prior to their Stated Maturity.

If an Event of Default with respect to the Notes, as defined in the Indenture, shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, of each series of Securities to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, as defined in the Indenture, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose at the Corporate Trust Office of the Trustee, or the office or agency of the Company to be maintained for that purpose in the Borough of Manhattan, The City of New York, or at such additional offices or agencies maintained for such purpose as the Company may from time to time designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein.

THIS NOTE SHALL FOR ALL PURPOSES BE GOVERNED BY,
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM as tenants in common
UNIF GIFT MIN ACT Custodian Cust Minor under Uniform Gifts to Minors Act TEN ENT as tenants by the entireties
JT TEN as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________ PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


   __________________________________________________________
        (Please Print or Typewrite Name and Address of Assignee)

   __________________________________________________________
the within instrument of ASSOCIATES CORPORATION OF NORTH AMERICA and does hereby irrevocably constitute and appoint
_____________________________________________________________Attorney to
transfer said instrument on the books of the within-named Company, with full power of substitution in the premises.

Dated __________________________________

________________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.